Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form T-1
STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)
31-0841368
I.R.S. Employer Identification No.

800 Nicollet Mall	55402
Minneapolis, Minnesota	(Zip Code)
(Address of principal executive offices)
Richard Prokosch
U.S. Bank National Association
60 Livingston Avenue
St. Paul, MN 55107
(651) 495-3918
(Name, address and telephone number of agent for service)
Echostar DBS Corporation
(Issuer with respect to the Securities)

Colorado	81-1328967
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9601 Meridian Boulevard	80012
Englewood, Colorado	(Zip Code)
(Address of Principal Executive Offices)
7% Senior Notes Due 2013
(Title of the Indenture Securities)

FORM T-1
Item 1.     GENERAL INFORMATION. Furnish the following information as to the Trustee.

a) Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency
Washington, D.C.

b) Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1. A copy of the Articles of Association of the Trustee.*

2. A copy of the certificate of authority of the Trustee to commence business.*

3. A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4. A copy of the existing bylaws of the Trustee.*

5. A copy of each Indenture referred to in Item 4. Not applicable.

6. The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7. Report of Condition of the Trustee as of June 30, 2006 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

SIGNATURE
      Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of St. Paul, State of Minnesota on the 16th of October, 2006.

By:	/s/ Richard Prokosch

Richard Prokosch
Vice President

By:	/s/ Raymond Haverstock

Raymond Haverstock
Vice President

Exhibit 6
CONSENT
      In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.
Dated: October 16, 2006

By:	/s/ Richard Prokosch

Richard Prokosch
Vice President

By:	/s/ Raymond Haverstock

Raymond Haverstock
Vice President

Exhibit 7
U.S. Bank National Association
Statement of Financial Condition
As of 6/30/2006
($000’S)

6/30/2006

Assets
Cash and Due From Depository Institutions	$7,250,783
Securities	38,280,379
Federal Funds	3,206,234
Loans & Lease Financing Receivables	138,643,464
Fixed Assets	1,738,725
Intangible Assets	11,772,884
Other Assets	11,661,480

Total Assets	$212,553,949

Liabilities
Deposits	$135,429,440
Fed Funds	9,690,491
Treasury Demand Notes	0
Trading Liabilities	370,355
Other Borrowed Money	32,369,084
Acceptances	0
Subordinated Notes and Debentures	6,909,696
Other Liabilities	6,518,843

Total Liabilities	$191,287,909

Equity
Minority Interest in Subsidiaries	$1,033,230
Common and Preferred Stock	18,200
Surplus	11,804,040
Undivided Profits	8,410,170

Total Equity Capital	$21,265,640
Total Liabilities and Equity Capital	$212,553,549

To the best of the undersigned’s determination, as of the date hereof, the above financial information is true and correct.

U.S. Bank National Association

By:	/s/ Richard Prokosch

Richard Prokosch
Vice President
Date: October 16, 2006

5